UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2007, PAETEC Holding Corp. (“PAETEC”) announced that it had entered into an agreement to acquire McLeodUSA Incorporated (“McLeodUSA”), a privately held company, in an all-stock merger transaction.

Merger Agreement

Effective as of September 17, 2007, PAETEC, McLeodUSA and PS Acquisition Corp., a direct wholly-owned subsidiary of PAETEC, entered into an Agreement and Plan of Merger, dated as of September 17, 2007 (the “merger agreement”), pursuant to which the PAETEC subsidiary will merge with and into McLeodUSA (the “merger”), with McLeodUSA surviving the merger as a direct wholly-owned subsidiary of PAETEC.

Subject to the terms and conditions of the merger agreement, upon the completion of the merger, each outstanding share of McLeodUSA common stock will be automatically converted into and become the right to receive 1.30 shares of PAETEC common stock. The exchange ratio is fixed and will not be subject to any increase or decrease based on changes in the trading price of the PAETEC common stock or in the fair market value of the McLeodUSA common stock between execution of the merger agreement and the merger closing. McLeodUSA stock options will be assumed by PAETEC upon completion of the merger and converted into options to purchase shares of PAETEC common stock. The number of shares issuable upon exercise of the assumed options and the option exercise prices will be adjusted to give effect to the merger exchange ratio. Approximately 40,000,000 shares of PAETEC common stock will be issued to holders of McLeodUSA common stock outstanding as of the date of the merger agreement. As of the same date, McLeodUSA had outstanding options to purchase approximately 2,700,000 shares of the company’s common stock. PAETEC’s offering of the merger shares will be registered with the Securities and Exchange Commission under the Securities Act of 1933.

The merger is intended to be treated as a tax-free reorganization for federal income tax purposes.

The merger agreement contains customary representations, warranties and covenants of PAETEC and McLeodUSA. Covenants in the merger agreement require each company to conduct its business in the ordinary course during the period between the execution of the merger agreement and the completion of the merger and restrict each company from engaging in specified kinds of transactions during the pre-closing period.

Pursuant to the merger agreement and a board membership agreement which PAETEC is obligated to enter into as of the merger closing date in the form attached as an exhibit to the merger agreement, PAETEC will grant board membership and board observer rights to McLeodUSA stockholders consisting of investment funds managed by Wayzata Investment Partners LLC (the “Wayzata funds”) and investment funds and entities advised by Fidelity Management & Research Company and its affiliates (the “Fidelity funds”). The Wayzata funds will be entitled to designate one individual for appointment or nomination for election as a PAETEC director, while the Fidelity funds will have the right to attend PAETEC board meetings as an observer. These rights will terminate on the second anniversary of the merger closing date or, if earlier, on the date on which the applicable funds cease to own at least 50% of the PAETEC shares they will acquire in the merger.

Under the merger agreement, PAETEC is obligated to use commercially reasonable best efforts to enter into a registration rights agreement as of the merger closing date with the Fidelity funds and the Wayzata funds, pursuant to which PAETEC will grant the funds demand, shelf and piggyback registration rights specified in an exhibit to the merger agreement with respect to the PAETEC shares the funds will acquire in the merger. The exercise of the registration rights will be subject to limitations, qualifications and conditions.

McLeodUSA’s board of directors has unanimously adopted resolutions recommending adoption of the merger agreement and approval of the transactions contemplated thereby by its stockholders. On September 27, 2007, institutional holders of McLeodUSA common stock representing a majority of the voting power of the outstanding McLeodUSA common stock, including the Wayzata funds and the Fidelity funds, delivered to PAETEC written consents adopting the merger agreement and approving the merger. PAETEC’s board of directors has adopted resolutions unanimously approving the issuance of PAETEC common stock in the merger pursuant to the merger agreement and the submission of this matter to PAETEC’s stockholders for approval at a stockholder meeting in accordance with the NASDAQ Marketplace Rules.

Each company has agreed not to solicit proposals relating to alternative business combination transactions or, subject to specified exceptions and for a specified period, to enter into discussions or an agreement concerning, or provide confidential information in connection with, any unsolicited proposals for alternative business combination transactions.

Completion of the merger is subject to customary conditions, including required approvals of PAETEC and McLeodUSA stockholders, receipt of regulatory approvals, and the absence of any law or order prohibiting the closing. Consummation of the merger also is subject to the repayment, as of or concurrently with the closing, of McLeodUSA’s outstanding 10 1/2% Senior Second Secured Notes due 2011, of which approximately $104 million in principal amount is currently outstanding. Each party’s obligation to complete the merger is subject to additional conditions, including the accuracy of the representations and warranties of the other party (subject to an overall material adverse effect qualification), material compliance of the other party with its covenants, and the absence of any continuing material adverse change affecting the other party.

The merger agreement contains certain termination rights for both PAETEC and McLeodUSA and further provides that, upon termination of the merger agreement under specified circumstances, each company may be required to pay the other company a termination fee of $14,000,000 plus reasonable out-of-pocket expenses incurred by the other company in an amount not to exceed $500,000.

The merger agreement provides that the merger must be completed on or before 150 days after the merger agreement date, subject to a 30-day extension for specified reasons. The companies will not be required to complete the merger before January 10, 2008.

The foregoing description of the merger agreement is qualified in its entirety by reference to the text of the merger agreement, which is filed as Exhibit 2.1 to this report and is incorporated by reference herein.

Lock-Up Agreements

Concurrently with the execution of the merger agreement, PAETEC entered into agreements, dated as of September 17, 2007, with the Fidelity funds, the Wayzata funds and Jefferies High Yield Trading, LLC, which collectively own approximately 67% of the outstanding McLeodUSA common stock as of the date of the merger agreement. These stockholders have agreed not to sell or otherwise dispose of their McLeodUSA shares during the period ending on the merger closing date or their PAETEC merger shares during the 90-day period following the merger closing date.

The foregoing description of the lock-up agreements is qualified in its entirety by reference to the text of the form of lock-up agreement, which is filed as an exhibit to the merger agreement and is incorporated by reference herein.

Voting Agreements

Concurrently with the execution of the merger agreement, PAETEC entered into voting agreements, dated as of September 17, 2007, with McLeodUSA and Arunas A. Chesonis, who is PAETEC’s Chairman and Chief Executive Officer, Keith M. Wilson, who is a director of PAETEC and PAETEC’s Executive Vice President and Chief Financial Officer, Edward J. Butler, who is PAETEC’s Executive Vice President and Chief Operating Officer, and Mark Zupan, Williams R. McDermott and H. Russell Frisby, Jr., each of whom is a PAETEC director, pursuant to which, among other things, the foregoing individuals have agreed to vote all of their shares of PAETEC common stock in favor of PAETEC’s issuance of its common stock in the merger pursuant to the merger agreement. The PAETEC security holders who are parties to the voting agreements collectively own approximately 7.2% of PAETEC’s common stock outstanding as of the date of the merger agreement. The agreements permit the disposition before PAETEC’s stockholder meeting of a specified number of shares subject to the voting obligations of each of the foregoing PAETEC executive officers and directors.

The foregoing description of the voting agreements is qualified in its entirety by reference to the text of the form of voting agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed herewith as exhibits to this report:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 17, 2007, by and among PAETEC Holding Corp., McLeodUSA Incorporated and PS Acquisition Corp. (including the form of lock-up agreement).

10.1	Form of Voting Agreement, dated as of September 17, 2007, by and among PAETEC Holding Corp., McLeodUSA Incorporated and each of Edward J. Butler, Arunas A. Chesonis, H. Russell Frisby, Jr., William R. McDermott, Keith M. Wilson and Mark Zupan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: September 17, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 17, 2007, by and among PAETEC Holding Corp., McLeodUSA Incorporated and PS Acquisition Corp. (including the form of lock-up agreement).

10.1	Form of Voting Agreement, dated as of September 17, 2007, by and among PAETEC Holding Corp., McLeodUSA Incorporated and each of Edward J. Butler, Arunas A. Chesonis, H. Russell Frisby, Jr., William R. McDermott, Keith M. Wilson and Mark Zupan.